WAIVER OF NAVIOS MARITIME PARTNERS L.P.

June 29, 2009

Reference is hereby made to that certain RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (the “Agreement”) made as of June 25, 2008 by and among Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios Holdings”), and Navios Maritime Partners L.P. (“Navios Partners”) in connection with the Company’s public offering in the United States. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Anemos Maritime Holdings Inc., a wholly-owned subsidiary of Navios Holdings and a corporation organized under the laws of the Republic of the Marshall Islands, and Navios Partners are currently parties to that certain Share Purchase Agreement, dated as of November 16, 2007 (the “Share Purchase Agreement”);

WHEREAS, Navios Partners, Navios Holdings, Navios GP L.L.C., a Marshall Islands limited liability company, and Navios Maritime Operating L.L.C., a Marshall Islands limited liability company (together, the “Navios Entities”), are currently parties to that certain Omnibus Agreement, dated as of November 16, 2007 (the “Omnibus Agreement”); and

WHEREAS, the respective parties thereto desire to amend the Share Purchase Agreement, as set forth in that certain Amendment to Share Purchase Agreement, dated of even date herewith, and the Omnibus Agreement, as set forth in that certain Amendment to Omnibus Agreement, dated of even date herewith, and Navios Holdings desires that Navios Partners waive certain rights of first refusal granted under Section 1(c) of the Agreement as set forth herein, in consideration for execution of such amendments and the issuance by Navios Partners to Navios Holdings of 1,000,000 Subordinated Series A Units of Navios Partners pursuant to that certain Subscription Agreement, dated June 9, 2009, attached hereto as Exhibit A.

NOW, THEREFORE, in consideration for the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

The undersigned hereby waives any and all of its rights of first refusal with respect to an acquisition opportunity relating to any Panamax or Capesize dry bulk carrier under charter for three or more years as set forth under Section 1(c) of the Agreement for the period commencing on the date hereof and terminating on the earliest of (a) the consummation by the Company of a Business Combination in the circumstances and in the manner described in the Registration Statement, (b) the Company’s liquidation in the circumstances and in the manner described in the Registration Statement, and (c) June 29, 2011.

NAVIOS MARITIME PARTNERS L.P.

By:	/s/ Michael McClure
Name:	Michael McClure
Title:	Chief Financial Officer